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                                                                    Exhibit 10.9
                                                                  EXECUTION COPY

                              AMENDED AND RESTATED
                                 LOAN AGREEMENT

     THIS AMENDED AND RESTATED LOAN AGREEMENT (this "AGREEMENT"), is entered into as of February 3, 2000 (the "EFFECTIVE DATE"), between CAREERBUILDER, INC. a Delaware corporation (the "BORROWER"), and PNC BANK, NATIONAL ASSOCIATION (the "BANK").

     WHEREAS, the Borrower and the Bank are parties to a Loan Agreement dated as of December 29, 1998 (the "ORIGINAL LOAN AGREEMENT") pursuant to which the Bank made available a revolving credit facility to the Borrower in an aggregate principal amount not to exceed $2,000,000 and a Bridge Loan to the Borrower in an aggregate principal amount not to exceed $4,000,000; and

     WHEREAS, the Borrower has repaid the Bridge Loan, and the Borrower and the Bank wish to amend and restate the Original Loan Agreement to eliminate terms and conditions related to the Bridge Loan and to make certain other changes described herein;

     NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1. LOAN. The following loan and credit facilities (collectively referred to as the "LOAN"), shall be subject to and governed by this Agreement:

     $2,000,000 Secured Revolving Credit ("REVOLVING CREDIT"), with Letter of Credit sub-facility

The proceeds of the Revolving Credit shall be used for general working capital. At no time shall the combined amounts of Letter of Credit issued and advances under the Revolving Credit exceed $2,000,000.

2. TERMS AND CONDITIONS. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, the Bank shall make the Loan to the Borrower at any time or from time to time on or after the date hereof in accordance with the terms of this Agreement.

     2.1 REVOLVING CREDIT. The Revolving Credit shall have the following terms:
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(a)  Expiration Date: Two years from the Effective Date (such date being referred to as the "REVOLVING CREDIT EXPIRATION DATE"), the Borrower may annually extend the Revolving Credit Expiration Date, in each case for an additional year, provided that (i) the Borrower remains in compliance with all terms and conditions of this Agreement, and (ii) the Borrower requests such renewal no sooner than fourteen (14) months, and no later than twelve (12) months, prior to the Revolving Credit Expiration Date then in effect.

(b) Availability: The Revolving Credit shall be available and the Borrower may borrow, repay and reborrow on or after the Effective Date and prior to the Revolving Credit Expiration Date provided that the Borrower is in compliance with the terms and conditions of this Agreement and provided that as a result of such borrowing or reborrowing at all times during this Agreement the outstanding balance of the Revolving Credit does not exceed the lesser of $2,000,000 or the Borrowing Base (as defined in Section 2.1(d) hereof).

(c) Interest Rate: Prime Rate (as defined hereinafter) plus 1/2% per annum; the "PRIME RATE" shall be the rate of interest per annum announced by the Bank at its principal office from time to time as its Prime Rate, which rate may not be the lowest interest rate then being charged commercial borrowers by the Bank.

(d) Borrowing Base: The Revolving Credit shall be available in amounts not to exceed 100% of the Cash Collateral coverage of all loans and letters of credit outstanding at any time. The "Cash Collateral" shall equal at any time the aggregate amount of the funds held in a separate account at the Bank, and in a money market fund managed by the Bank's affiliate [Provident] and (together the "CASH COLLATERAL ACCOUNTS") pledged to the Bank.

(e) Requests. Except as otherwise provided herein, the Borrower may from time to time prior to the Revolving Credit Expiration Date request the Bank to make a loan under the Revolving Credit, by delivering to the Bank, not later than 12:00 Noon, Eastern Standard time, a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (a "LOAN REQUEST"), it being understood that the Bank may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (i) the proposed borrowing date; and (ii) the aggregate amount of the proposed loan. Provided that sufficient availability exists under the Revolving Credit and the Borrower has satisfied all conditions to the Bank's obligation to make an advance as set forth in Section 7 hereof, the Bank shall fund the amount of such Loan Request within two business days after its receipt of any such request.

(f) Revolving Credit Note. The obligation of the Borrower to repay the aggregate unpaid principal amount of the Revolving Credit, together with interest

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     thereon, shall be evidenced by a promissory note of the Borrower (the
     "NOTE") payable to the order of the Bank in a face amount equal to the maximum amount of the Revolving Credit. All Loans evidenced by the Note and all payments of the principal thereof and interest thereon and the respective dates thereof shall be recorded in the books and records of the Bank; provided, however, that the failure of the Bank to make such a notation or any error in such a notation shall not affect the obligations of the Borrower under the Note.

2.2. LETTERS OF CREDIT. The Revolving Credit shall be available for Letters of Credit as well as loans.

     (a) Issuance of Letters of Credit. At any time prior to the Revolving Credit Expiration Date, the Borrower may request the issuance of a letter of credit (each a "LETTER OF CREDIT") by delivering to the Bank a completed application and agreement for standby letters of credit in such form as the Bank may specify from time to time by no later than 10:00 a.m., Eastern time, at least three (3) Business Days, or such shorter period as may be agreed to by the Bank, in advance of the proposed date of issuance. Subject to the terms and conditions hereof, and to the terms of the Bank's form of Irrevocable Standby Letter of Credit (the "L/C FORM", a copy of which has been provided to the Borrower), the Bank will issue a Letter of Credit having a maturity date one year from the date of issuance (renewable according to the terms set forth in the L/C Form), provided, that in no event shall the aggregate amount of all Letters of Credit outstanding exceed, at any time, the difference between the maximum principal amount of the Revolving Credit and the aggregate amount of all outstanding advances under the Revolving Credit.




     (b) Letter of Credit Fees. The Borrower shall pay to the Bank, with respect to any Letter of Credit, a flat fee of 1.0% on the daily average undrawn face amount of such standby Letter of credit for the period from and including the date of issuance of such Letter of Credit, payable quarterly in arrears commencing with the first Business Day of each January, April, July and October following issuance of each Letter of Credit and on the Revolving Credit Expiration Date. The Borrower shall also pay to the Bank customary fees and administrative expenses payable with respect to the Letters of Credit as the Bank may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

     (c) Reimbursement. In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Bank will promptly notify the Borrower. Provided that it shall have received such notice, the Borrower shall reimburse (such obligation to reimburse the Bank shall sometimes be referred to as a "REIMBURSEMENT OBLIGATION") the Bank prior to 12:00 noon, Eastern time on each date that an amount is paid by the Bank under any Letter of Credit (each such date, an "DRAWING DATE") in an amount equal to the amount so paid by the

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     Bank. Any notice given by the Bank pursuant to this Section 2.1(c) may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

     With respect to any unreimbursed drawing, the Borrower shall be deemed to have incurred from the Bank a Loan under the Revolving Credit in the amount of such drawing. Such Loan shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit.

     (d) Determinations to Honor Drawing Requests. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Bank shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

     (e) Nature of Reimbursement Obligations. The Obligations of the Borrower to reimburse the Bank upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.1 under all circumstances, including the following circumstances:

          (i) any set-off, counterclaim, recoupment, defense or other right which the Bank may have against the Borrower or any other person or entity for any reason whatsoever;

          (ii)  any lack of validity or enforceability of any Letter of Credit;

          (iii) the existence of any claim, set-off, defense or other right which the Bank may have at any time against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such transferee may be acting), the Bank or any other person or entity or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower or and the beneficiary for which any Letter of Credit was procured);

          (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect even if the Bank has been notified thereof;

          (v) payment by the Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

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     (vi) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower;

     (vii) any breach of this Agreement or any other Loan Document by any party thereto;

     (viii) the occurrence or continuance of any bankruptcy or insolvency proceeding as described in Section 6.5 with respect to the Borrower;

     (ix) the fact that an Event of Default shall have occurred and be continuing; and

     (x) the fact that the Revolving Credit Expiration Date shall have passed or this Agreement shall have been terminated.

(f) Indemnity. In addition to amounts payable as provided in Section 10.9, the Borrower shall protect, indemnify, pay and save harmless the Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Bank as determined by a final judgment of a court of competent jurisdiction or (B) subject to the following clause (ii), the wrongful dishonor by the Bank of a proper demand for payment made under any Letter of Credit, or
(ii) the failure of the Bank to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

(g) Liability for Acts and Omissions. As between the Borrower and the Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Bank shall not be responsible (except to the extent that such acts and omissions are attributable to or result from the gross negligence or willful misconduct of the Bank as determined by a final judgment of a court of competent jurisdiction) for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Bank shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the


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          beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of the Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopy or otherwise; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Bank or any issuing bank, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Bank's rights or powers hereunder.

          In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Bank or any issuing Bank under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not result in any liability of the Bank to the Borrower.

3. SECURITY. The security for repayment of the Loan shall be limited to the pledge by the Borrower to the Bank of funds available at any time in the Cash Collateral Accounts, which shall secure repayment of the Loan, the Note and any amendments, extensions, renewals or increases and all costs and expenses of the Bank incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys' fees and expenses (hereinafter referred to collectively as the "OBLIGATIONS"). This Agreement, the Note and the Pledge Agreement are collectively referred to as the "LOAN DOCUMENTS".

4. REPRESENTATIONS AND WARRANTIES. The Borrower hereby makes the following representations and warranties, which shall be true and correct as of the date of this Agreement and the date of the making of a Loan:

     4.1 EXISTENCE, POWER AND AUTHORITY. The Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to own and operate its assets and to conduct its business as now or proposed to be carried on, and is duly qualified, licensed and in good standing to do business in all jurisdictions where its ownership of property or the nature of its business requires such qualification or licensing, except where the failure to be so qualified or licensed would not have a material adverse effect on the business, operations or financial condition of the Borrower. The Borrower is duly authorized to execute and deliver the Loan Documents, all necessary action



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         to authorize the execution and delivery of the Loan Departments has been properly taken, and the Borrower is and will continue to be duly authorized to borrow under this Agreement and to perform all of the other terms and provisions of the Loan Documents.

4.2 FINANCIAL STATEMENTS. The Borrower has delivered or caused to be delivered its most recent balance sheet and income statement (the "HISTORICAL FINANCIAL STATEMENTS"). The Historical Financial Statements are true, complete and accurate in all material respects and fairly present the financial condition, assets and liabilities, whether accrued, absolute, contingent or otherwise and the result of the Borrower's operations for the period specified therein. The Historical Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied from period to period subject in the case of interim statements to normal year-end adjustments and to any comments and notes acceptable to the Bank in its reasonable discretion.

4.3 NO MATERIAL ADVERSE CHANGE. Since the date of the Historical Financial Statements, the Borrower has not suffered any material damage to, destruction or loss of its assets, and no event or condition has occurred or exists, which has resulted or, to Borrower's knowledge, could reasonably be expected to result in a material adverse change in its business, assets, operations, financial condition or result of operation.

4.4 BINDING OBLIGATIONS. The Borrower has full power and authority to enter into the transactions provided for in this Agreement and has been duly authorized to do so by appropriate action of its Board of Directors, and the Loan Documents, when executed and delivered by the Borrower, will constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their terms except as enforceability may be limited by applicable bankruptcy, reorganization, moratorium and other laws, now or hereafter in effect, affecting the enforcement of creditor's rights generally and that enforceability may be limited by general principles of equity.

4.5 NO DEFAULTS OR VIOLATIONS. There does not exist any Event of Default under this Agreement or any material default or violation by the Borrower of or under any of the terms, conditions or obligations of:
         (i) its agreement or certificate of limited partnership; (ii) any material indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other instrument to which it is a party or by which it is bound; or (iii) any law, regulation, ruling, order, injunction, decree, condition or other requirement of a material nature applicable to or imposed upon it by any law, the action by any court or any governmental authority or agency against the Borrower or its assets; the consummation of this Agreement and the transactions set forth herein will not result in any such default or violation.

4.6 TITLE TO ASSETS. The Borrower has valid title to the assets reflected on the Historical Financial Statements, free and clear of all liens and encumbrances,


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      except for (i) current taxes and assessments not yet due and payable, (ii)
      liens and encumbrances, if any, reflected or noted in the Historical Financial Statements, (iii) assets disposed of by the Borrower in the ordinary course of business since the date of the Historical Financial Statements, and (iv) those liens or encumbrances specified in the Addendum.

4.7. LITIGATION. There are no actions, suits, proceedings or governmental investigations pending or, to the best of the Borrower's knowledge, threatened against the Borrower, which could reasonably be expected to result in a material adverse change in its business, assets, operations, financial condition or results of operations and there is no basis known to the Borrower for any action, suit, proceedings or investigation which could reasonably be expected to result in such a material adverse change. All pending or threatened litigation against the Borrower of which Borrower has knowledge is listed in the Addendum.

4.8. TAX RETURNS. The Borrower has filed all returns and reports that are required to be filed by it in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon it or its property or withheld by it, including unemployment, social security and similar taxes and all of such taxes, have been either paid or adequate reserve or other provision has been made.

4.9. EMPLOYEE BENEFIT PLANS. Each employee benefit plan as to which the Borrower may have any liability complies in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), including minimum funding requirements, and (i) no Prohibited Transaction (as defined under ERISA) has occurred with respect to any such plan, (ii) no Reportable Event (as defined under Section 4043 of ERISA) has occurred with respect to any such plan which would cause the Pension Benefit Guaranty Corporation to institute proceedings under
      Section 4042 of ERISA, (iii) the Borrower has not withdrawn from any such plan or initiated steps to do so, and (iv) no steps have been taken to terminate any such plan.

4.10. ENVIRONMENTAL MATTERS. The Borrower is in compliance, in all material respects, with all Environmental Laws, including, without limitation, all Environmental Laws in jurisdictions in which the Borrower owns or operates, or has owned or operated, a facility or site, stores collateral, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other waste, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise. No litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the Borrower's knowledge, threatened against the Borrower, any real property which the Borrower holds or has held an interest or any past or present operation of the Borrower. To the Borrower's knowledge, no release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or has occurred, on, under or to any real property in which the Borrower holds any interest or performs any of its operations, in material

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          violation of any Environmental Law. As used in this Section,
          "LITIGATION OR PROCEEDING" means any demand, claim notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by a governmental authority or other person, and "ENVIRONMENTAL LAWS" means all provisions of laws, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by any governmental authority concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

     4.11 INTELLECTUAL PROPERTY. The Borrower owns or has the right to use all patents, patent rights, and to the information, knowledge and belief of the Borrower, Borrower owns or has the right to use all trademarks, trade names, service marks, copyrights, intellectual property, technology, know-how and processes necessary for the conduct of its business as currently conducted that are material to the condition (financial or otherwise), business or operations of the Borrower.

     4.12 REGULATORY MATTERS. No part of the proceeds of the Loan will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors.

     4.13 YEAR 2000. The Borrower has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis the risk that certain computer applications used by the Borrower may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "YEAR 2000 PROBLEM"). The Year 2000 Problem will not have, or is not reasonably expected to have, a material effect on the business, operations, assets, financial condition or results of operations of Borrower.

     4.14 SOLVENCY. As of the date hereof and after giving effect to the transactions contemplated by the Loan Documents, the Borrower will have sufficient cash flow to enable it to pay its debts as they mature.

     4.15 DISCLOSURE. None of the Loan Documents contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained in this Agreement or the Loan Documents not misleading. There is no fact known to the Borrower which materially adversely affects or, might materially adversely affect, the business, assets, operations, financial condition or results of operation of the Borrower and which has not otherwise been fully set forth in this Agreement or in the Loan Documents.

5. AFFIRMATIVE COVENANTS. Borrower agrees that from the date of execution of this Agreement until all Obligations have been fully paid and any commitments of the Bank to the Borrower have been terminated, the Borrower will:

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     5.1  BOOKS AND RECORDS. Maintain books and records in accordance with GAAP and give representatives of the Bank access thereto at all reasonable times following reasonable notice from the Bank, including permission to examine, copy (at the Bank's expense) and make abstracts from any of such books and records and such other information as the Bank may from time to time reasonably request, and the Borrower will make available to the Bank for examination copies of any reports, statements or returns which the Borrower may make to or file with any governmental department, bureau or agency, federal or state. The Bank shall treat as confidential all non-public information contained in such books and records; provided, however, that if Bank is required to disclose confidential information pursuant to a court order, subpoena or similar process, prior to disclosure Bank shall: (i) promptly provide Borrower with a copy of the court order or subpoena;
          (ii) cooperate with Borrower at Borrower's expense in obtaining a protective or similar order; and (iii) in any event, disclose only such confidential information as Bank, with the advice of its counsel, shall deem necessary to comply with such court order or subpoena.

     5.2 INTERIM FINANCIAL STATEMENTS. Within forty-five (45) days of the end of each fiscal quarter, provide its Financial Statements (as defined hereinafter) for such quarter, in reasonable detail, certified by an authorized officer of the Borrower and prepared in accordance with GAAP consistently applied from period to period. "FINANCIAL STATEMENTS" means the Borrower's consolidated and, if required by the Bank in its sole discretion, consolidating balance sheets, income statements and statements of cash flows for the year or period together with year-to-date figures and comparative figures for the corresponding periods of the prior year. The Borrower shall be deemed to have satisfied the reporting requirements of this Section 5.2 with respect to quarterly Financial Statements to the extent that each such Financial Statement is included among Form 10Q filings made to the Securities and Exchange Commission via the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

     5.3 ANNUAL FINANCIAL STATEMENTS. Furnish the Borrower's Financial Statements to the Bank within one-hundred-twenty (120) days after the end of each fiscal year. Such Financial Statements shall be prepared in accordance with GAAP and audited by an independent certified public accountant selected by the Borrower and satisfactory to the Bank. Audited Financial Statements shall contain the unqualified opinion of an independent certified public accountant and its examination shall have been made in accordance with GAAP consistently applied from period to period. The Borrower shall also provide filings made with any regulatory authority and such other information reasonably requested by the Bank from time to time.

     5.4 PAYMENT OF TAXES AND OTHER CHARGES. Pay and discharge when due all indebtedness and all taxes, assessments, charges, levies and other liabilities imposed upon the Borrower, its income, profits, property or business, except those which currently are being contested in good faith by appropriate proceedings and

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          for which the Borrower shall have set aside adequate reserves in accordance with GAAP or made other adequate provision with respect thereto acceptable to the Bank in its reasonable discretion.

     5.5. MAINTENANCE OF EXISTENCE, OPERATION AND ASSETS. Do all things necessary to maintain, renew and keep in full force and effect its organizational existence and all rights, permits and franchises necessary to enable it to continue its business; continue in operation in substantially the same manner as at present; keep its properties in good operating condition and repair; and make all necessary and proper repairs, renewals, replacements, additions and improvements thereto.

     5.6 INSURANCE. Maintain with financially sound and reputable insurers, insurance with respect to its property and business against such casualties and contingencies, of such types and in such amounts as is customary for established companies engaged in the same or similar business and similarly situated.

     5.7 COMPLIANCE WITH LAWS. Comply in all material respects with all laws applicable to the Borrower and to the operation of its business (including any statute, rule or regulation relating to employment practices and pension benefits or to environmental, occupational and health standards and controls).

     5.8 ADDITIONAL REPORTS. Provide prompt written notice to the Bank of the occurrence of any of the following of which the Borrower obtains knowledge (together with a description of the action which the Borrower proposes to take with respect thereto): (i) any Event of Default, (ii) any litigation filed by or against the Borrower, (iii) any Reportable Event or Prohibited Transaction with respect to any Employee Benefit Plan(s) (as defined in ERISA) or (iv) any event which might reasonably be expected to result in a material adverse change in the business, assets, operations, financial condition or results of operation of the Borrower.

6. EVENTS OF DEFAULT. The occurrence of any of the following will be deemed to be an "EVENT OF DEFAULT":

     6.1 PAYMENT DEFAULT. The Borrower shall fail to pay any payment of principal when due or any payment of interest within five (5) calendar days following the date when due, in respect of the Obligations.

     6.2 MATERIAL ADVERSE CHANGE. There shall be a material adverse change in the business, operations, assets, financial condition or results of operations of either Borrower.

     6.3 COVENANT DEFAULT. The Borrower shall default in the performance of, or violate any of, the covenants or agreements contained in this Agreement, which default shall not have been cured within thirty (30) days after the occurrence thereof.

     6.4 BREACH OF WARRANTY. Any Financial Statement, representation, warranty or certificate made or furnished by the Borrower to the Bank in connection with this

          Agreement shall be false, incorrect or incomplete in any material respect when made.

     6.5. BANKRUPTCY OR INSOLVENCY. A proceeding shall have been instituted in a court having jurisdiction over either Borrower seeking a decree or order for relief in respect of such Borrower in an involuntary case under any applicable bankruptcy, insolvency reorganization or other similar law and such involuntary case shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days, or either Borrower shall commence a voluntary case under any such law or consent to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official).

     6.6. OTHER DEFAULT. The occurrence of an Event of Default as defined in any of the Loan Documents.

Upon the occurrence of an Event of Default, the Bank will have all rights and remedies specified in the Note and the Pledge Agreement and all rights and remedies (which are cumulative and not exclusive) available under applicable law or in equity.

7. CONDITIONS. The Bank's obligation to make any advance or fund any tranche under the Loan is subject to the conditions that as of the date of the advance:

     7.1. NO EVENT OF DEFAULT. No Event of Default or event which with the passage of time, provision of notice or both would constitute an Event of Default shall have occurred and be continuing.

     7.2. AUTHORIZATION DOCUMENTS. The Bank shall have been furnished certified copies of resolutions of the shareholders authorizing the execution of this Agreement, the Note or of the Pledge Agreement; or other proof of authorization satisfactory to the Bank.

     7.3. COLLATERAL/SECURITY. The Bank shall have received first priority security interests and liens on the Cash Collateral security of the Borrower and received all such instruments and documents necessary to perfect such security interests and liens.

     7.4. RECEIPT OF LOAN DOCUMENTS. The Bank shall have received the Loan Documents and such other instruments and documents which the Bank may reasonably request in connection with the transactions provided for in this Agreement.

     7.5. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Borrower to the Bank shall be true and correct in all respects.

8. EXPENSES. The Borrower agree to pay the Bank, upon the closing of this Agreement, and otherwise on demand, all reasonable and necessary costs and expenses incurred by the Bank (including attorney's fees) in connection with the (i) preparation, negotiation and delivery of this Agreement and the other Loan Documents, and any modifications thereto, and (ii) collection of the loan or instituting, maintaining, preserving, enforcing and foreclosing the security interest in any of the collateral securing the Loan, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or relating to this Agreement, including reasonable fees and expenses of counsel, expenses for auditors, appraisers and environmental consultants, lien searches, recording and filing fees and taxes.

9. INCREASED COSTS. Within twenty (20) days following written demand, together with the written evidence of the justification therefor, the Borrower agree to pay the Bank, all direct costs incurred and any losses suffered or payments made by the Bank as a consequence of making the Loan by reason of any change in law or regulation or its interpretation imposing any reserve, deposit, allocation of capital or similar requirement (including without limitation, Regulation D of the board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets.

10.  MISCELLANEOUS.

     10.1. NOTICES. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt if delivered personally to such party, or if sent by facsimile transmission with confirmation of delivery, or by nationally recognized overnight courier service, to the address set forth below or to such other address as any party may give to the other in writing for such purpose:

To the Bank:                            To the Borrower:

PNC Bank, National Association          CareerBuilder, Inc.
11600 Sunrise Valley Drive              11495 Sunset Hills Road
Suite 490                               Reston, Virginia 20190
Reston, Virginia 20191                  Attention: President
Attention: Katharine S. Kappler         Facsimile No.: (703) 709-1004
Facsimile No.: (703) 391-9734

     10.2. PRESERVATION OF RIGHTS. No delay or omission on the part of the Bank to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power or any acquiescence therein, nor will the action or inaction of the Bank impair any right or power arising hereunder. The Bank's rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity.

     10.3. ILLEGALITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     10.4. CHANGES IN WRITING. No modification, amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower therefrom, will in any event be effective unless the same is in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case will entitle the Borrower to any other or further notice or demand in the same, similar or other circumstance.

     10.5. ENTIRE AGREEMENT. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     10.6. COUNTERPARTS. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument.

     10.7. SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and inure to the benefit of the Borrower and the Bank and their respective, successors and assigns; provided, however, that the Borrower may not assign this Agreement in whole or in part without the prior written consent of the Bank and the Bank at any time may assign this Agreement in whole or in part, upon prior written notice to Borrower.

     10.8. INTERPRETATION. In this Agreement, unless the Bank and the Borrower otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word "or" shall be deemed to include "and/or", the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement unless otherwise indicated; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. Unless otherwise specified in this Agreement, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with GAAP.

     10.9. INDEMNITY. The Borrower agrees to indemnify each of the Bank, its directors, officers and employees and each legal entity, if any, which controls the Bank (the "INDEMNIFIED PARTIES") and to hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, all fees of counsel with whom any Indemnified Party may consult and all expenses of litigation or preparation therefor), other than claims arising out of the gross negligence or willful misconduct of the Bank, which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with or arising out of the matters referred to in this Agreement or in the other Loan Documents by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Borrower), whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Borrower, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority, which arises out of or relates to this Agreement, any other Loan Document, or the use of the proceeds of the Loan. The indemnity agreement contained in this Section shall survive the termination of this Agreement, payment of any Loan and assignment of any rights hereunder. The Borrower may participate at its expense in the defense of any such action or claim.

     10.10. ASSIGNMENTS AND PARTICIPATION. At any time, without any notice to the Borrower, the Bank may sell, assign, transfer, negotiate, grant participation in, or otherwise dispose of all or any part of the Bank's interest in the Loan. The Borrower hereby authorize the Bank to provide, without any notice to the Borrower, any information concerning the Borrower, including information pertaining to the Borrower's financial condition, business operations or general creditworthiness, to any person or entity which may succeed to or participate in all or any part of the Bank's interest in the Loan, provided that such person or entity agrees to maintain the confidentiality of such information.

     10.11. GOVERNING LAW AND JURISDICTION. This Agreement has been delivered to and accepted by the Bank and will be deemed to be made in the Commonwealth of Pennsylvania. THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, EXCLUDING ITS CONFLICTS OF LAW RULES. The Borrower hereby irrevocably consents to the non-exclusive jurisdiction of any state or federal court seated in Allegheny County, Pennsylvania, and consents that all service of process be sent by nationally recognized overnight courier service directed to such Borrower at the Borrower's address set forth herein and service so made will be deemed to be completed on the business day after deposit with such courier; provided that nothing contained in this Agreement will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Bank and the Borrower agree that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

     10.12. WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE BANK IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER AND THE BANK ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Borrower acknowledges that it has read and understood all the provisions of this Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

                         [Signatures on Following Page]

     WITNESS the due execution of this Amended and Restated Loan Agreement as a document under seal, as of the date first written above.

                                        CAREERBUILDER, INC.

ATTEST:

By: /s/        Michelle R. Slagle       By:  /s/      James A. Ruben    (SEAL)
   -----------------------------------     -----------------------------
Print Name:    Michelle R. Slagle       Print Name:   James A. Ruben
           ---------------------------             ---------------------
Title:            V.P. Finance          Title:              CFO
      --------------------------------        --------------------------

                                        PNC BANK, NATIONAL
                                        ASSOCIATION

                                        By:  /s/       Katharine Kappler  (SEAL)
                                           ------------------------------
                                        Print Name:    Katharine Kappler
                                                   ----------------------
                                        Title:           Vice President
                                              ---------------------------

                                PLEDGE AGREEMENT

     THIS PLEDGE AGREEMENT, dated as of this 3rd day of February 2000, is made by CAREERBUILDER, INC. (the "PLEDGOR"), with an address at 11495 Sunset Hills Road, Reston, Virginia 20190, in favor of PNC BANK, NATIONAL ASSOCIATION (the "SECURED PARTY"), with an address at 11600 Sunrise Valley Drive, Suite 490, Reston, Virginia 20191.

     1. PLEDGE. In order to induce the Secured Party to extend credit to the Pledgor pursuant to the terms of that certain Amended and Restated Loan Agreement, dated the date hereof, the Pledgor hereby grants a security interest in and pledges to the Secured Party, and to all other direct or indirect subsidiaries of PNC Bank Corp., all of the Pledgor's right, title and interest in and to the accounts, deposits, deposit accounts, money market accounts and certificates of deposit, whether negotiable or nonnegotiable, and all security entitlements of the Pledgor with respect thereto, whether now owned or hereafter acquired, including those entries on the records of the issuing institution, and any and all renewals, substitutions, replacements and proceeds and all income, interest and other distributions thereon maintained in the name of the Pledgor by the issuing institution (the "COLLATERAL"), as more fully described on Exhibit A attached hereto and made a part hereof.

     The Pledgor agrees that (i) the Secured Party shall have the sole and exclusive right of withdrawal of the Collateral, (ii) the Pledgor shall have no right of withdrawal of the Collateral, and (iii) the Secured Party may make appropriate notations in its books and records (electronic or otherwise) to effectuate the foregoing.

     2. OBLIGATIONS SECURED. The Collateral secures payment of all loans, advances, debts, liabilities, obligations, covenants and duties owing to the Secured Party or to any other direct or indirect subsidiary of PNC Bank Corp. from the Pledgor, of any kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Pledgor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document, whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, under any interest or currency swap, future, option or other interest rate protection or similar agreement, or in any other manner, whether arising out of overdrafts on deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of the Secured Party's non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, and any amendments, extensions, renewals or increases and all costs and expenses of the Secured Party incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in enforcement, collection or otherwise in connection with any of the foregoing, including reasonable attorneys' fees and expenses (collectively, the "OBLIGATIONS").

     3. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants to the Secured Party that (a) no prior lien or encumbrance exists on the Collateral and the Pledgor will not grant or suffer to exist any such lien or encumbrance in the future, and (b) the Pledgor is the legal owner of the Collateral and has the right to pledge and grant a security interest in the Collateral without the consent of any other party other than the issuing institution, which the Pledgor has caused or will cause to execute the Acknowledgment in substantially the form attached hereto.

     4.   DEFAULT.

          4.1. If any of the following occur (each an "EVENT OF DEFAULT"): (i) any Event of Default (as defined in any of the Obligations), (ii) any default under any of the Obligations that does not have a defined set of "Events of Default" and the lapse of any notice or cure period provided in such Obligations with respect to such default, (iii) demand by the Secured Party under any of the Obligations that have a demand feature, (iv) the failure by the Pledgor to perform any of its obligations hereunder, (v) the falsity, inaccuracy or material breach by the Pledgor of any written warranty, representation or statement made or furnished to the Secured Party by or on behalf of the Pledgor,
(vi) the failure of the Secured Party to have a perfected first priority security interest in the Collateral, (vii) any restriction is imposed on the pledge or transfer of any of the Collateral after the date of this Agreement without the prior written consent of the Secured Party, or (viii) the breach of the Control Agreement (referred to in Section 6 below), or receipt of notice of termination of the Control Agreement if no successor custodian acceptable to the Secured Party has executed a Control Agreement in form and substance acceptable to the Secured Party on or before 10 days prior to the effective date of the termination, then the Secured Party is authorized in its discretion to declare any or all of the Obligations to be immediately due and payable without demand or notice, which are expressly waived, and may exercise any one or more of the rights and remedies granted pursuant to this Pledge Agreement or given to a secured party under the Uniform Commercial Code of the applicable state, as it may be amended from time to time, or otherwise at law or in equity, including without limitation the right to sell or otherwise dispose of any or all of the Collateral at public or private sale, with or without advertisement thereof, upon such terms and conditions as it may deem advisable and at such prices as it may deem best.

          4.2. The Secured Party is authorized to draw the funds represented by the Collateral, in whole or in part, and to do all acts necessary to draw such funds, to apply to all Obligations secured hereby, whether declared immediately due and payable or otherwise, and the officers of the issuing institution are authorized and directed to pay the same to the Secured Party on demand.

          4.3. The net proceeds arising from the disposition of the Collateral after deducting expenses incurred by the Secured Party will be applied to the Obligations in the order determined by the Secured Party. If any excess remains after the discharge of all of the

Obligations, the same will be paid to the Pledgor. If after exhausting all of the Collateral there is a deficiency, the Pledgor will be liable therefor to the Secured Party.

        4.4. If any demand is made at any time upon the Secured Party for the repayment or recovery of any amount received by it in payment or on account of any of the Obligations from the disposition of the Collateral and if the Secured Party repays all or any part of such amount, the Pledgor will be and remain liable for the amounts so repaid or recovered to the same extent as if never originally received by the Secured Party.

     5. INTEREST AND PREMIUMS. All interest and premiums declared or paid on the Collateral shall be the property of the Pledgor but shall remain as Collateral, subject to the restrictions contained in this Agreement, unless released by the Secured Party, in its discretion, following a request from Pledgor. At any time after the occurrence of an Event of Default, the Secured Party shall be entitled to apply all interest and premiums declared or paid on the Collateral in accordance with the provisions of Section 4 above.

     6. SECURITIES ACCOUNT. If the Collateral includes certificate(s) of deposit maintained in a securities account, then the Pledgor agrees to cause the securities intermediary on whose books and records the ownership interest of the Pledgor in the Collateral appears (the "CUSTODIAN") to execute and deliver, contemporaneously herewith, a notification and control agreement or other agreement satisfactory to the Secured Party (the "CONTROL AGREEMENT") in order to perfect and protect the Secured Party's security interest in the Collateral.

     7. FURTHER ASSURANCES. At any time and from time to time, upon demand of the Secured Party, the Pledgor will give, execute, file and record any notice, financing statement, continuation statement, instrument, document or agreement that the Secured Party may consider necessary or desirable to create, preserve, continue, perfect or validate any security interest granted hereunder or to enable the Secured Party to exercise or enforce its rights hereunder with respect to such security interest. Without limiting the generality of the foregoing, the Pledgor hereby irrevocably appoints the Secured Party as the Pledgor's attorney-in-fact to do all acts and things in the Pledgor's name that the Secured Party may deem necessary or desirable. This power of attorney is coupled with an interest with full power of substitution and is irrevocable. The Secured Party is authorized to file financing statements, continuation statements and other documents under the Uniform Commercial Code relating to the Collateral without the Pledgor's signature, naming the Pledgor as debtor and the Secured Party as secured party.

     8. NOTICES. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt to the Pledgor or the Secured Party. Such notices may be hand-delivered, sent by facsimile transmission with confirmation of delivery and a copy sent by first-class mail, or sent by nationally recognized overnight courier service, to a party's address set forth above or to such other address as either the Pledgor or the Secured Party may give to the other in writing for such purpose.

     9. PRESERVATION OF RIGHTS. (a) No delay or omission on the Secured Party's part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Secured Party's action or inaction impair any such right or power. The Secured Party's rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Secured Party may have under other agreements, at law or in equity.

          (b) The Secured Party may, at any time and from time to time, without notice to or the consent of the Pledgor unless otherwise expressly required pursuant to the terms of the Obligations, and without impairing or releasing, discharging or modifying the Pledgor's liabilities hereunder, (i) change the manner, place, time or terms of payment or performance of or interest rates on, or other terms relating to, any of the Obligations; (ii) renew, substitute, modify, amend or alter, or grant consents or waivers relating to any of the Obligations, any other pledge or security agreements, or any security for any Obligations; (iii) apply any and all payments by whomever paid or however realized including any proceeds of any collateral, to any Obligations of the Pledgor in such order, manner and amount as the Secured Party may determine in its sole discretion; (iv) deal with any other person with respect to any Obligations in such manner as the Secured Party deems appropriate in its sole discretion; (v) substitute, exchange or release any security or guaranty; or
(vi) take such actions and exercise such remedies hereunder as provided herein. The Pledgor hereby waives (a) presentment, protest, notice of dishonor and notice of non-payment, and (b) all defenses based on suretyship or impairment of collateral.

     10. ILLEGALITY. In case any one or more of the provisions contained in this Pledge Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     11. CHANGES IN WRITING. No modification, amendment or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor therefrom will be effective unless made in a writing signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Pledgor in any case will entitle the Pledgor to any other or further notice or demand in the same, similar or other circumstance.

     12. ENTIRE AGREEMENT. This Pledge Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the Pledgor and the Secured Party with respect to the subject matter hereof.

     13. SUCCESSORS AND ASSIGNS. This Pledge Agreement will be binding upon and inure to the benefit of the Pledgor and the Secured Party and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Pledgor may not assign this Pledge Agreement in whole or in part without the Secured Party's prior written consent and the Secured Party at any time may assign this Pledge Agreement in whole or in part.

     14. INTERPRETATION. In this Pledge Agreement, unless the Secured Party and the Pledgor otherwise agree in writing, the singular includes the plural and the plural the singular; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word "or" shall be deemed to include "and/or", the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation." Section headings in this Pledge Agreement are included for convenience of reference only and shall not constitute a part of this Pledge Agreement for any other purpose. If this Pledge Agreement is executed by more than one party as Pledgor, the obligations of such persons or entities will be joint and several.

     15. INDEMNITY. The Pledgor agrees to indemnify each of the Secured Party, its directors, officers and employees and each legal entity, if any, who controls the Secured Party (the "INDEMNIFIED PARTIES") and to hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees of counsel with whom any Indemnified Party may consult and all expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party as a result of the execution of or performance under this Pledge Agreement and under any Control Agreement; provided, however, that the foregoing indemnity agreement shall not apply to claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party's gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Pledge Agreement. The Pledgor may participate at its expense in the defense of any such claim.

     16. GOVERNING LAW AND JURISDICTION. This Pledge Agreement has been delivered to and accepted by the Secured Party and will be deemed to be made in the State where the Secured Party's office indicated above is located. THIS PLEDGE AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PLEDGOR AND THE SECURED PARTY DETERMINED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, EXCLUDING ITS CONFLICT OF LAWS RULES. The Pledgor hereby irrevocably consents to the non-exclusive jurisdiction of any state or federal court in Allegheny County, Pennsylvania; provided that nothing contained in this Pledge Agreement will prevent the Secured Party from bringing any action, enforcing any award or judgement or exercising any rights against the Pledgor individually, against any security or against any property of the Pledgor within any other county, state or other foreign or domestic jurisdiction. The Pledgor acknowledges and agrees that the venue provided above is the most convenient forum for both the Secured Party and the Pledgor. The Pledgor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Pledge Agreement.

     17. WAIVER OF JURY TRIAL. THE PLEDGOR IRREVOCABLY WAIVES ANY AND ALL RIGHT THE PLEDGOR MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS PLEDGE AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS PLEDGE AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE PLEDGOR ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

THE PLEDGOR ACKNOWLEDGES THAT IT HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS PLEDGE AGREEMENT, INCLUDING THE WAIVER OF JURY TRIAL, AND HAS BEEN ADVISED BY COUNSEL AS NECESSARY OR APPROPRIATE.

WITNESS the due execution hereof as a document under seal, as of the date first written above.

ATTEST:                                 CAREERBUILDER, INC.

/s/ Michelle Slagle                     By: /s/ James A. Ruben
-------------------------------         -------------------------------

Print Name: Michelle Slagle             Print Name: James A. Ruben
           --------------------                    --------------------
Title: V.P. Finance                     Title: CFO
      -------------------------               -------------------------

                       CONTROL LETTER FOR BLACKROCK FUNDS

BlackRock Institutional Management                               March 27, 2000
Corporation, as agent for Provident
Institutional Funds - TempFund
400 Bellevue Parkway
MS #W3F4000103
Wilmington, Delaware 19809
Attention: Vincent J. Begatto, Jr.

       Re: TempFund Shares-Account in the name of VentureBank@PNC as Pledgee for CareerBuilder, Inc.


Ladies and Gentlemen:

This letter sets forth the requirements for any redemptions, withdrawals or investment elections with respect to the above referenced Account. Any such redemption, withdrawal or investment election shall be made only upon written request of VentureBank@PNC ("PNC"), without any requirement of consent from the customer named in the Account titled above. Any such written request shall be provided to you by facsimile (with hard copy to follow) and signed by any two
(2) of the individuals named below. This letter further directs that all earnings on the above referenced Account shall be maintained within the Account unless otherwise directed by any two (2) of the individuals named below.

            /s/ KATHARINE KAPPLER         Title: Managing Director
            -----------------------------
            Print Name: Katharine Kappler



             /s/ GLEN SINIAWSKI           Title: Analyst
            -----------------------------
            Print Name: Glen Siniawski

These instructions shall remain in effect until modified by written notification from any two (2) of the individuals named above.

This letter grants PNC control over the above-referenced account for purposes of the Uniform Commercial Code.

PNC BANK, NATIONAL ASSOCIATION,           ACKNOWLEDGED AND ACCEPTED:
A national banking association            BlackRock Institutional Management
                                          Corporation, as agent for Provident
                                          Institutional Funds - TempFund



By: /s/ KATHARINE KAPPLER                 By:/s/ VINCENT J. BEGATTO, JR.
   ---------------------------               -----------------------------
Print Name: Katharine Kappler                Vincent J. Begatto, Jr.
Title: Managing Director                     Vice President

                                  EXHIBIT A
                             TO PLEDGE AGREEMENT



        Issuer           Dollar Amount        Account Title/Account No.
        ------           -------------        -------------------------

       Provident          $2,000,000
                      Two Million Dollars